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                                                                       EXHIBIT 8

January 31, 2005

CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201

Ladies and Gentlemen:

      Reference is made to the prospectus (the "Prospectus"), which constitutes part of the pre-effective amendment to the registration statement on Form S-3 (Registration No. 333-119256) (the "Registration Statement"), to be filed by CMS Energy Corporation with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended for the registration for resale of shares of its 4.50% Cumulative Convertible Preferred Stock, Series B (the "Preferred Stock").

      I am of the opinion that the statements set forth under the caption "Material United States Federal Income Tax Considerations" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax considerations that may be relevant to the prospective holders of the Preferred Stock.

      I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement.

                                                 Very truly yours,

                                                 /s/ Jay M. Silverman
                                                 ----------------------------
                                                 Jay M. Silverman
                                                 Director of Tax Planning and
                                                 Assistant Tax Counsel